SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

3DX Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-156594	46-4485465
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
6920 Salashan Parkway, Suite D-101 Ferndale, WA 98248 (Address of principal executive offices)
(360) 244-4339
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3DX Industries, Inc.

Form 8-K

Current Report

ITEM 8.01	OTHER EVENTS - CORPORATE UPDATE

3DX Industries, Inc., a Nevada corporation (the “Company”) would like to update our shareholders as to the progress being made to become current with our reporting requirements under the Securities and Exchange Commission, as well as, our progress in the 3D manufacturing industry.

The Company has recently began auditing its current books and records for the year ended December 31, 2015 and review of the first nine months of 2016. We anticipate the audit to be completed within the coming months and the required filings posted on the EDGAR reporting system by the end of the first quarter of 2017. In addition, the Company intends to post such filings with the OTC Market and become an OTCQB company on OTC Markets. The Company regrets falling behind, but is excited about resolving the issue and becoming current.

3DX Industries is continuing its efforts to advance its binder additive 3D Metal printing capabilities and has seen a steady increase to its order flow on both proto-type and production run parts and components from its client base. 3DX maintains a full service precision machine shop in house to handle any post processing requirements needed from its additive manufacturing division as well as continuing to offer precision machining services to new and existing customers. The Company is continuing to attend speaking engagements to educate the manufacturing community on the benefits of 3D Metal printing using binder additive technology. During the past two months 3DX presented to the Bellingham Angel Investors Group and the Department of Engineering and Design at Western Washington University - Society of Manufacturing Engineers (SME) Women in Manufacturing Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2016	3DX INDUSTRIES, INC.

	By:	/s/ Roger Janssen
	Name:	Roger Janssen
	Title:	President and Chief Executive Officer